Exhibit 10.1

The Navigators Group, Inc.
Amended and Restated 2005 Stock Incentive Plan

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Page

17.9	Employment Agreement Supersedes Award Agreement	A-24
17.10	Non-Exclusivity of Plan	A-24
17.11	No Trust or Fund Created	A-24
17.12	No Right to Continued Employment or Awards	A-24
17.13	Military Service	A-24
17.14	Construction	A-24
17.15	No Fractional Shares	A-24
17.16	Plan Document Controls	A-24

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THE NAVIGATORS GROUP, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Section 1.  Establishment, Purpose and Duration

1.1  Effective Date and Purpose.  The Navigators Group, Inc., a Delaware corporation (the “Company”), hereby amends and restates The Navigators Group, Inc. Amended 2005 Stock Incentive Plan into The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”). All awards issued under the prior version of this Plan shall be treated as issued under this Plan and subject to the terms of this Plan, and all Awards issued on or after the effective date of this Plan shall be governed by this Plan. The Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees, consultants and directors to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders. The Plan was recommended to the Board by the Committee and the Board approved the Plan on March 25, 2010, subject to approval by the Company’s stockholders. The Plan became effective on May 26, 2010 (the “Effective Date”), which was the date approval by the Company’s stockholders was obtained.

1.2  Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Section 14 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) 10 years from the Effective Date of the Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.  Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1  “Annual Incentive Award” means a performance bonus determined under Section 11.

2.2  “Award” means any Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Substitute Award, Dividend Equivalent or Annual Incentive Award.

2.3  “Award Agreement” means either (a) a written agreement either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and conditions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Grantee describing the terms and conditions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet, intranet or other non-paper Award Agreement, and the use of electronic, internet, intranet or other non-paper means the acceptance thereof and actions thereunder by a Grantee.

2.4  “Beneficiary” means the Person designated to receive Plan benefits, if any, following the Grantee’s death in accordance with Section 15.

2.5  “Board” means the Board of Directors of the Company.

2.6  “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such Year based on the Grantee’s base salary in effect on March 31 of such Year, or (b) if there is no employment agreement in effect between the Company and the Grantee as of the first day of such Year or if the employment agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first 90 days of such Year (or before such later date as such person is designated as a Grantee).

2.7  “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (b) a violation of any lawful policy or rule of an Employer, including any applicable code of conduct or ethics; (c) commission of a criminal activity, fraud, embezzlement or any act of moral turpitude; (d) a failure to reasonably cooperate in any investigation or proceeding concerning the Company; (e) any unauthorized disclosure or use of confidential information or trade secrets; or (f) any violation of any restrictive covenant, such as a non-compete, non-solicit or non-disclosure agreement, between an Eligible Person and any Employer; provided, however, that in the event a Grantee is party to an employment agreement with the Company or a Subsidiary that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.

2.8  “Change in Control” means the occurrence of one or more of the following:

(a) A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(b) A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that either:

(i) any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company; or

(ii) a majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; provided, however, that, if one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(c) A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to all or substantially all of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) an entity, 50% or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

(iii) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or

(iv) an entity, at least 50% of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in clause (iii) of this Section 2.8(c).

For purposes of this definition, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” has the meaning ascribed to such term in Treas. Reg. Section 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

With respect to Deferred Compensation Awards, stock ownership shall be determined under Section 409A of the Code. For purposes of this definition, any interpretation or determination by the Committee regarding the payment of Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations in effect under Section 409A of the Code.

2.9  “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings in effect thereunder and to successor provisions.

2.10  “Committee” has the meaning set forth in Section 3.1(a).

2.11  “Common Stock” means common stock, par value $0.10 per share, of the Company.

2.12  “Company” has the meaning set forth in Section 1.1.

2.13  “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

2.14  “Deferred Compensation Award” means an Award that could be subject to liability under Section 409A of the Code and does not qualify for an exemption from the provisions of Section 409A of the Code.

2.15  “Disability” means, as determined by the Committee, a mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary. Notwithstanding the foregoing, with respect to any Deferred Compensation Award, Disability shall mean a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee. Notwithstanding anything to the contrary in this Section 2.15, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense.

2.16  “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.17  “Effective Date” has the meaning set forth in Section 1.1.

2.18  “Eligible Person” means any (a) employee of an Employer, (b) non-employee director of an Employer, (c) employees of a corporation that has been acquired by an Employer, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise who hold options with respect to the stock of such corporation that the Company has agreed to assume, and (d) independent contractors or consultants who render services to an Employer.

2.19  “Employer” means the Company or any Subsidiary.

2.20  “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations in effect thereunder, all as shall be amended from time to time.

2.21  “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.22  “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on NASDAQ or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Section 409A of the Code. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every 12 months and will either (x) use one of the safe harbor methodologies permitted under Treas. Reg. Section 1.409A-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

2.23  “Good Reason” has the meaning set forth in the employment agreement by and between the applicable Employer and the Grantee, or, if no such agreement exists or such agreement does not define “good reason” or any term of similar import, “Good Reason” means any of the following acts by an Employer, without the consent of the Grantee (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Grantee): (a) a material diminution in the Grantee’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (b) a material reduction in the Grantee’s base salary from his or her highest base salary in effect at any time within 12 months preceding a Change in Control, (c) failure to continue the Grantee’s participation in any compensation plan in which he or she participated immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Grantee’s participation relative to similarly situated employees, or (d) requiring the Grantee to be based at any office or location more than 50 miles from the location at which the Grantee was stationed immediately prior to the Change in Control.

2.24  “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.25  “Grantee” means an Eligible Person who has been granted an Award.

2.26  “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.

2.27  “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.28  “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.29  “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.30  “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including, to the extent applicable, the special provision for options thereunder).

2.32  “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.33  “Performance Measures” has the meaning set forth in Section 4.4(a).

2.34  “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.35  “Performance Unit” means any grant pursuant to Section 10 of (i) a bonus consisting of cash or other property, including Shares, the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goals specified by the Committee, or (ii) a unit valued by reference to a designated amount of property other than Shares.

2.36  “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.37  “Plan” has the meaning set forth in Section 1.1 of this Plan, and also includes any appendices hereto.

2.38  “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.39  “Restricted Stock Unit” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

2.40  “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.41  “Retirement” means (a) for an employee, the Termination of Service, other than for Cause or by reason of his or her death or Disability, on or after the earlier to occur of (i) the first day of the calendar month in which his or her 65th birthday occurs and (ii) the date on which he or she has both attained age 55 and completed 10 years of service with an Employer, as determined pursuant to the service rules described in The Navigators Group, Inc. Money Purchase Plan or (b) for a non-employee director, the Termination of Service, other than for Cause or by reason of his or her death, on or after the first day of the calendar month in which his or her 65th birthday occurs. Notwithstanding the foregoing: (i) with respect to any Grantee, who prior to the Effective Date met the definition of “Retirement” under The Navigators Group, Inc. Amended 2005 Stock Incentive Plan, shall continue to meet the definition of “Retirement” under this Plan; and (ii) with respect to any Award other than a Deferred Compensation Award, for a Grantee to satisfy the definition of “Retirement” under this Plan, the Committee must approve the treatment of a Termination of Service as a retirement.

2.42  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.43  “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.44  “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.45  “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.46  “Settlement Date” means the payment date for Restricted Stock Units, as set forth in Section 9.3(b) or 17.6, as applicable.

2.47  “Share” means a share of the Common Stock.

2.48  “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.49  “Strike Price” means the per Share price used as the baseline measure for the value of a SAR, as specified in the applicable Award Agreement.

2.50  “Subsidiary” means any Person that directly, or through one or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Sections 414(b) and 414(c) of the Code if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3) of the Code and Treas. Reg. Section 1.414(c)-2.

2.51  “Substitute Award” has the meaning set forth in Section 5.6.

2.52  “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.53  “Termination of Service” occurs (a) on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee, director, independent contractor or consultant or (b) with respect to an individual who is an employee, independent contractor or consultant to a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant or independent contractor immediately following such termination, has incurred a Termination of Service. Notwithstanding the foregoing, in the case of a Deferred Compensation Award, Termination of Service shall mean a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h) or as permitted under Section 409A of the Code.

2.54  “Year” means a calendar year.

Section 3.  Administration

3.1  Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the ‘‘Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Section 162(m) of the Code and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under Delaware General Corporation Law, to the Chief Executive Officer or Chief Financial Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2  Powers of the Committee.  Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with Section 409A of the Code, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any performance goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e) to determine the Term, as applicable;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may be exercised;

(h) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Section 162(m) of the Code or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Section 162(m) or 409A of the Code, for the period between the date of exercise and the date of payment or settlement of the Award;

(i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for an Eligible Person outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

(j) to determine whether a Grantee has a Disability or a Retirement;

(k) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(l) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(m) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2)

affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(n) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(o) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(o) and Sections 5.5 and 14.2), to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, or (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.  Shares Subject to the Plan and Adjustments

4.1  Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall be the Shares available under the prior version of the Plan (i.e., 1,500,000 Shares) (the “Available Shares”). For purposes of this Section 4.1(a), each Share delivered pursuant to the Plan shall reduce the Available Shares by one (1) Share. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be or become available for grant under the Plan. If any Award is settled in cash, the Shares subject to such Award that are not delivered shall be again or become available for grants under the Plan.

(b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards or (ii) any Shares required to satisfy Substitute Awards.

4.2  Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee; provided, however, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Section 424(a) of the Code; provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Section 409A of the Code (or if such Awards are already subject to Code Section 409A, so as not to give rise to adverse tax consequences under Section 409A of the Code).

4.3  Compliance With Section 162(m) of the Code.

(a) Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Sections 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations.  No Grantee may be granted Awards for Options, or SARs with respect to a number of Shares in any one calendar year exceeding 500,000 Shares. No Grantee may be granted Awards for Restricted Stock, Restricted Stock Units or Performance Units (or any other Award, other than Options or SARs, that is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one calendar year exceeding 250,000 Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares which may be granted to a Grantee in any calendar year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award, the maximum payout for which would exceed $3,000,000 during any calendar year. No Grantee may be granted a cash Award for a Performance Period of more than one Year, the maximum payout for which would exceed $5,000,000.

4.4  Performance Based Exception Under Section 162(m).

(a) Performance Measures.  Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i) Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis),

(ii) Earnings (either in the aggregate or on a per-Share basis),

(iii) Net income or loss (either in the aggregate or on a per-Share basis),

(iv) Operating profit,

(v) Cash flow (either in the aggregate or on a per-Share basis),

(vi) Free cash flow (either in the aggregate on a per-Share basis),

(vii) Costs,

(viii) Gross or net revenues,

(ix) Reductions in expense levels,

(x) Operating and maintenance cost management and employee productivity,

(xi) Share price or total shareholder return (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time),

(xii) Net economic value,

(xiii) Economic value added,

(xiv) Return on shareholders’ equity,

(xv) Book value per share,

(xvi) Aggregate product unit and pricing targets,

(xvii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures,

(xviii) Achievement of objectives relating to diversity, employee turnover or other human capital metrics,

(xix) Results of customer satisfaction surveys, and/or

(xx) Debt ratings, debt leverage and debt service;

Provided, however, that applicable Performance Measures may be applied on a pre- or post-tax basis; provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b) Flexibility in Setting Performance Measures.  For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other companies (including groups of companies), businesses or individuals (including industry or general market indices).

(c) Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures.  In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.  Eligibility and General Conditions of Awards

5.1  Eligibility.  The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2  Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3  General Terms and Termination of Service.  Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or which are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARS.  Except as otherwise provided in an Award Agreement or in Section 12:

(i) If the Grantee, who is an employee or director of an Employer, incurs a Termination of Service due to his or her Disability or Retirement, such Grantee’s outstanding and unvested Options and SARs will become fully vested and exercisable at the time of such Termination of Service, and all of such Grantee’s outstanding Options and SARs will remain exercisable for a period of six (6) months from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such period, the Options or SARs will be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service due to his or her death, such Grantee’s outstanding and unvested Options and SARs will become fully vested and exercisable at the time of such Termination of Service, and all of such Grantee’s outstanding Options and SARs will remain exercisable for a period of six months (but not beyond the original Term) after the date of the qualification of a representative of his or her estate. To the extent the Options or SARs are not exercised at the end of such period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(iii) If the Grantee incurs a Termination of Service for Cause, all of such Grantee’s Options and SARs, whether vested or unvested, will be immediately canceled and forfeited to the Company.

(iv) If the Grantee incurs a Termination of Service for any reason other than as described in Sections 5.3(a)(i) through (iii) or in Section 12, the Grantee’s outstanding Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of 90 days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such 90 day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(b) Restricted Stock.  Except as otherwise provided in an Award Agreement or in Section 12:

(i) If Termination of Service by a director or employee occurs by reason of the Grantee’s Disability or Retirement, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to the applicable Restrictions.

(ii) If the Grantee incurs a Termination of Service by reason of death, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to the applicable Restrictions.

(iii) If the Grantee incurs a Termination of Service for any reason other than as described in Section 5.3(b)(i) or (ii) while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee and must be immediately delivered to the Company.

(c) Dividend Equivalents.  If Dividend Equivalents have been credited (but not yet paid to the Grantee) with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents credited in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d) Performance Awards.  The Committee may provide in an Award Agreement that the Grantee’s Performance Awards vest upon a Termination of Service; provided that the accelerated vesting of any Award intended to meet the Performance-Based Exception shall be limited to an acceleration described in Section 12.1 and a Termination of Service because of the Grantee’s death or Disability.

(e) Restricted Stock Units.  Unless otherwise provided in an Award Agreement, Restricted Stock Units will vest pursuant to Section 9.2(b) and the Grantee will forfeit any Award of Restricted Stock Units that are unvested at the Grantee’s Termination of Service date. The Committee has the discretion to provide, in the Award Agreement at the time of Grant, that Restricted Stock Units will vest upon a Termination of Service, subject to the following:

(i) Vesting acceleration that does not create a Deferred Compensation Award.  If the Award Agreement limits the Termination of Service events that cause the Restricted Stock Units to become fully vested to those that do not create a Deferred Compensation Award, then the Restricted Stock Units will be paid pursuant to Section 9.3.

(ii) Vesting acceleration that creates a Deferred Compensation Award.  If the Award Agreement provides that vesting may be accelerated by any event that causes the Restricted Stock Units to be a Deferred Compensation Award (e.g., full vesting at Retirement), then the Award Agreement must specify each event that may result in the payment of the Award and the timing of each such payment, as described in Section 17.6(c).

(f) Waiver by Committee.  Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original Term), or provide that any Award shall in whole or in part not be forfeited upon such Termination of Service. Notwithstanding the preceding sentence, the Committee shall not have the authority under this Section 5.3(e) to take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Section 409A of the Code to be subject thereto (or if such Awards are already subject to Section 409A of the Code, so as not to give rise to liability under Section 409A of the Code), unless the Grantee consents to such application of Section 409A of the Code.

5.4  Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any Employer; provided, however, that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death or the transfer of Restricted Stock by the Grantee to the Company shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5  Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or is in violation of any restrictive covenant or other agreement with an Employer.

5.6  Substitute Awards.  The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

5.7  Exercise by Non-Grantee.  If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.8  No Cash Consideration for Awards.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.  Stock Options

6.1  Grant of Options.  Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (which shall not exceed 10 years from its Grant Date unless the Committee otherwise specifies in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3  Option Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a

Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of shareholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (a) lowering the exercise price of an Option or SAR after it is granted; (b) any other action that is treated as a repricing under generally accepted accounting principles; (c) cancelling an Option or SAR at a time when its exercise prices exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, Restricted Stock, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section 4.2.

6.4  Vesting.  Unless otherwise specified in the applicable Award Agreement, in Section 5.3(a) or in Section 12, Options will become vested and exercisable as follows

(i) On the first anniversary of the Grant Date, 25% of the Options awarded to the Grantee in the applicable Award Agreement;

(ii) On the second anniversary of the Grant Date, an additional 25% of the Options awarded to the Grantee in the applicable Award Agreement;

(iii) On the third anniversary of the Grant Date, an additional 25% of the Options awarded to the Grantee in the applicable Award Agreement; and

(iv) On the fourth anniversary of the Grant Date, the remaining 25% of the Options awarded to the Grantee in the applicable Award Agreement.

6.5  Grant of Incentive Stock Options.  At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a ‘‘10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(o) and 14.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6  Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check or wire transfer; or

(ii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) Except as otherwise set forth and as otherwise determined by the Committee at the time of grant, an Option may be exercised either in whole or with respect to not less than 500 Shares at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Grantee’s Option pursuant to Section 6.4 is with respect to less than 500 Shares, such Grantee may exercise the entire vested amount.

(c) At the discretion of the Committee and subject to applicable law, the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option on such terms and conditions as the Committee may determine.

(d) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including, evidence of authority of such Person or Persons to exercise the Option.

(e) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.  Stock Appreciation Rights

7.1  Grant of SARs.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis only (i.e., not in tandem with an

Option). The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2  Award Agreements.  Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless a shorter Term is provided in the Award Agreement, a SAR grant shall have a Term 10 years from the date of grant of the SAR.

7.3  Strike Price.  The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4  Vesting.  Unless otherwise provided in the Award Agreement, Section 5.3(a) or Section 12 awarding the SARs, Shares subject to a SAR shall become vested and exercisable as follows:

(i) On the first anniversary of the Grant Date, 25% of the SARs awarded to the Grantee in the applicable Award Agreement;

(ii) On the second anniversary of the Grant Date, an additional 25% of the SARs awarded to the Grantee in the applicable Award Agreement;

(iii) On the third anniversary of the Grant Date, an additional 25% of the SARs awarded to the Grantee in the applicable Award Agreement; and

(iv) On the fourth anniversary of the Grant Date, the remaining 25% of the SARs awarded to the Grantee in the applicable Award Agreement.

7.5  Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised.

(b) Upon exercise of a SAR, a Grantee shall be entitled to receive the number of Shares, rounded down to the nearest whole Share, the fair market value of which, in the aggregate, equals the Fair Market Value of the number of Shares representing the SARs exercised less the Strike Price of such SARs.

(c) Except as otherwise set forth and as otherwise determined by the Committee at the time of grant, a SAR may be exercised either in whole or with respect to the appreciation of not less than 500 Shares at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Grantee’s SAR pursuant to Section 7.4 is with respect to less than 500 Shares, such Grantee may exercise the entire vested amount.

(d) No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 16.1 or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6  Grant Limitations.  The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs which it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.  Restricted Stock

8.1  Grant of Restricted Stock.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2  Award Agreement.  Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions,

Restrictions based upon the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

8.3  Vesting.  Except as otherwise provided in the Award Agreement, Section 5.3(b) or Section 12, Shares subject to a Restricted Stock Award shall become vested as specified herein (thereafter being referred to as “Unrestricted Stock”):

(i) On the first anniversary of the Grant Date, 25% of the Restricted Stock awarded to the Grantee in the applicable Award Agreement;

(ii) On the second anniversary of the Grant Date, an additional 25% of the Restricted Stock awarded to the Grantee in the applicable Award Agreement;

(iii) On the third anniversary of the Grant Date, an additional 25% of the Restricted Stock awarded to the Grantee in the applicable Award Agreement; and

(iv) On the fourth anniversary of the Grant Date, the remaining 25% of the Restricted Stock awarded to the Grantee in the applicable Award Agreement.

For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount.

8.4  Effect of Forfeiture.  If Restricted Stock is forfeited, such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.5  Escrow; Legends.  The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (b) shall bear a legend restricting the transfer of such Restricted Stock under the Plan, as follows, unless modified by the Committee:.

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE NAVIGATORS GROUP INC., INCENTIVE COMPENSATION PLAN (THE “PLAN”) APPLICABLE TO RESTRICTED SHARES AND TO THE RESTRICTED SHARE AGREEMENT DATED          (THE “AGREEMENT”), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE NAVIGATORS GROUP INC..

If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.6  Stockholder Rights in Restricted Stock.  Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

Section 9.  Restricted Stock Units

9.1  Grant of Restricted Stock Units.  Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(2), (3) and (4) of the Code, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2  Award Agreement.  Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Section 409A of the Code.

(a) The Committee may impose such Restrictions on Restricted Stock Units, including Restrictions based on the passage of time, achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

(b) Except as otherwise provided in the Award Agreement, Section 5.3(e) or Section 12, Restricted Stock Units shall become vested as specified herein:

(i) On the first anniversary of the Grant Date, 25% of the Restricted Stock Units awarded to the Grantee in the applicable Award Agreement;

(ii) On the second anniversary of the Grant Date, an additional 25% of the Restricted Stock Units awarded to the Grantee in the applicable Award Agreement;

(iii) On the third anniversary of the Grant Date, an additional 25% of the Restricted Stock Units awarded to the Grantee in the applicable Award Agreement; and

(iv) On the fourth anniversary of the Grant Date, the remaining 25% of the Restricted Stock Units awarded to the Grantee in the applicable Award Agreement.

9.3  Crediting Restricted Stock Units.  The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting of Dividend Equivalents.  The Committee may, in its discretion, pay dividends or otherwise make distributions with respect to Shares. Any such Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution. The Restrictions on the Restricted Stock Units represented by such Dividend Equivalents shall lapse simultaneously with the Restrictions on the Restricted Stock Units on which such Dividend Equivalents were paid.

(b) Settlement of RSU Accounts.  The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed.

Section 10.  Performance Units

10.1  Grant of Performance Units.  Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

10.2  Value/Performance Goals.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The performance goals for Awards of Performance Units shall be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. No payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If performance goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

10.3  Earning of Performance Units.  Except as provided in Section 12, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of performance goals set by the Committee and as described in Section 10.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

10.4  Adjustment on Change of Position.  If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

10.5  Dividend Rights.  At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units that have been earned, but not yet delivered to the Grantee.

Section 11.  Annual Incentive Awards

11.1  Annual Incentive Awards.  Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 11. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first 90 days of such year. The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

11.2  Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum.  The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable for any Year.

(b) Establishment of Performance Goals and Bonus Opportunities.  The Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first 90 days of the Year. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c) Committee Certification and Determination of Amount of Annual Incentive Award.  The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than 60 days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d) Termination of Service.  If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 11.2 and in the absence of such determination by the Committee the Grantee shall receive no Annual Incentive Award for such Year.

11.3  Time of Payment of Annual Incentive Awards.  Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 11 but not later than two and one-half months after the end of such Year.

11.4  Form of Payment of Annual Incentive Awards.  An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

Section 12.  Change in Control

12.1  Acceleration of Vesting.  Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the definition of “Change in Control” with respect to a particular Award, and (b) during the one year period immediately following such event, a Grantee’s involuntary Termination of Service without Cause or a Termination of Service for Good Reason by a Grantee, such Grantee’s outstanding and unvested Awards shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable; provided, however, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in Section 409A of the Code. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable.

12.2  Special Treatment In the Event of a Change in Control.  To maintain the Grantee’s rights upon the occurrence of any event satisfying the definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) that is greater than the Change in Control Price; or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Strike Price, multiplied by (y) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limits in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (i) the per Share Fair Market Value as of the date of the Change in Control, or (ii) the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 13.  Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with Section 409A of the Code. Unless otherwise provided in the Award Agreement or in Section 9, Dividend Equivalents shall be paid immediately when vested and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents vest. Unless otherwise provided in the Award Agreement or in Section 9, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents vest, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited.

Section 14.  Amendments and Termination

14.1  Amendment and Termination.  Subject to Section 14.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that (a) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Section 409A of the Code unless such acceleration of payment is permitted by Section 409A of the Code. Subject to the foregoing, the Committee may amend the Plan at any time provided that (i) no amendment shall impair the rights of any Grantee under any Award theretofore granted without such Grantee’s consent, and (ii) any amendment shall be subject to approval or rejection of the Board. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Grantee without such Grantee’s consent, nor shall any such amendment reduce an Option Price or the period of Restrictions. Notwithstanding the foregoing, the Board shall have the authority to amend the Plan and outstanding Awards to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without a Grantee’s consent and without stockholder approval.

14.2  Previously Granted Awards.  Except as otherwise specifically provided in the Plan (including Sections 3.2(o), 5.5, 14.1) or in an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

Section 15.  Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Section 16.  Withholding

16.1  Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or a SAR or upon the lapse of Restrictions on an Award or upon payment of any benefit or right under this Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or a SAR or upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

16.2  Notification under Section 83(b) of the Code.  If the Grantee makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 17.  General Provisions

17.1  Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws and applicable federal law.

17.2  Severability.  If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

17.3  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.4  Requirements of Law.  The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

17.5  Securities Law Compliance.  If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.6  Section 409A.

(a) To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance in effect thereunder, including without limitation, any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Section 409A of the Code and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan.

(b) The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Section 409A of the Code or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

(c) In the case of any Deferred Compensation Award, as may be permitted by the Committee in its discretion and as specified in the Award Agreement, the following permitted events that pay cause the payment of such Award: (i) a specified date (as contemplated by applicable guidance under Section 409A of the Code), (ii) a Change in Control, (iii) the Grantee’s “separation from service” as provided in Section 409A(2)(A)(i) of the Code, (iv) the Grantee’s death, (v) the Grantee’s Disability or (vi) an “unforeseeable emergency” of the Grantee as provided in Section 409A(2)(A)(vi). Any payment due to a “separation from service” by a “specified employee” (as that term is defined in Treas. Reg. Section 1.409A-1(i)) shall be delayed for a period of six months from the Grantee’s Termination of Service date. All payments that would have been made to such Grantee under the Award Agreement but for the required six-month delay described herein will be paid to the Grantee in a lump sum on the six month anniversary of such separation from service date.

17.7  No Rights as a Stockholder.  No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.6 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

17.8  Awards Not Taken Into Account for Other Benefits.  Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-

sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

17.9  Employment Agreement Supersedes Award Agreement.  In the event a Grantee is a party to an employment agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

17.10  Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

17.11  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

17.12  No Right to Continued Employment or Awards.  No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

17.13  Military Service.  Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

17.14  Construction.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the other neuter genders. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.15  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

17.16  Plan Document Controls.  This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Exhibit A

THE NAVIGATORS GROUP, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Form of Award Agreement

This STOCK OPTION AGREEMENT (this “Agreement”), dated [          ], is by and between The Navigators Group, Inc., a Delaware corporation (the “Company”), and [          ] (the ‘‘Grantee”).

In accordance with Section 6 of The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option (the “Option”) to purchase shares of common stock, par value $0.10 per share, of the Company (the “Shares”) on the terms and conditions as set forth below. The Option granted hereby is not intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1.  Grant.  The Committee hereby grants this Option to the Grantee on [          ] (the “Grant Date”) for the purchase from the Company of all or any part of an aggregate of           Shares (subject to adjustment as provided in Section 4.2 of the Plan).

2.  Option Price.  The purchase price of this Option is $      per Share (the ‘‘Option Price”) (subject to adjustment as provided in Section 4.2 of the Plan). The Option Price is equal to 100% of the Fair Market Value of one Share on the Grant Date, as calculated under the Plan.

3.  Term and Vesting of the Option.  The Option Term will expire on the 10th anniversary of the Grant Date, and, except as otherwise provided herein, the vested portion of this Option may be exercised either upon or following the applicable vesting dates (set forth in the table below), as long as such exercise occurs before the expiration of this Option as provided in this Agreement and the Plan. The applicable vesting dates for the Option follow:

Cumulative Percentage
Vesting Date	Exercisable

1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%

Notwithstanding the foregoing provisions of this Paragraph 3, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of this Option that is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.

4.  Exercisability.  In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to this Option as are provided for in the Plan.

5.  Change in Control.  Upon a Change in Control, the Grantee will have such rights with respect to this Option as are provided for in the Plan.

6.  Exercise of Option.  On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraph 3, 4 or 5 above, the portion of the Option that has

A-1

become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 7 hereof, by his or her permitted successor) upon delivery of the following to the Company:

(a) a written notice of exercise that identifies this Agreement and states the number (not less than 500, unless fewer than 500 Shares are eligible for purchase) of whole Shares then being purchased; and

(b) any combination of cash, certified check, personal check or wire transfer payable to the Company, or, unless otherwise prohibited by law for either the Company or the Grantee, an irrevocable authorization of a third party to sell all or a portion of the Shares acquired upon the exercise of the Option and promptly remit to the Company a sufficient portion of the sale proceeds to pay the entire aggregate Option Price and any tax withholdings resulting from such exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

No Shares will be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Paragraph 6 and the Plan, the Company will either (i) credit the number of Shares in respect of which the Option was exercised to the Grantee through a book entry on the records kept by the Company’s stockholder record keeper or (ii) deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option will have been exercised. Upon exercise of the Option (or a portion thereof), the Company will have a reasonable time to issue the Common Stock (or credit such Common Stock on the records if applicable) for which the Option has been exercised, and the Grantee will not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is issued and transferred (or credited, if applicable) in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.

7.  Limitation Upon Transfer.  This Option and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer this Option, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. This Option shall be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

8.  Amendment.  No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Option, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9.  Rights as a Stockholder.  The Grantee will have the rights of a stockholder with respect to the Shares subject to this Option only upon becoming the holder of record of such Shares.

10.  Compliance with Applicable Law.  Notwithstanding anything herein to the contrary, the Company is not obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of this Option, or (b) cause a book entry related to the Shares pursuant to an exercise of this Option to be entered on the records of the Company’s stockholder record keeper unless and until the Company is advised by its counsel that such issuance and delivery (or entry on the records, as applicable) of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery (or entry on the records, as applicable) of such certificates, and in order to ensure compliance with

A-2

such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

11.  No Obligation to Exercise Option.  The granting of this Option imposes no obligation upon the Grantee to exercise this Option.

12.  Employment Rights.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as a Grantee.

13.  Withholding.  If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of this Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in Section 16 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of this Option.

14.  Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

15.  No Limitation on Rights of the Company.  The grant of this Option will not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

16.  Notices.  Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

17.  Governing Law.  Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

18.  Receipt of Plan.  The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

19.  Condition to Return Signed Agreement.  This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the 33rd day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his or her home address (as contained

A-3

in the Company’s records); (b) delivered to the Grantee at his or her e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

20.  Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made and the Awards are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

21.  Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

22.  Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23.  Counterparts.  This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25.  Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

The Navigators Group, Inc.

By:

Name:

Title:

Grantee

By:

Name:

Title:

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THE NAVIGATORS GROUP, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Form of Award Agreement

This STOCK OPTION AGREEMENT (this “Agreement”), dated [          ], is by and between The Navigators Group, Inc., a Delaware corporation (the “Company”), and [          ] (the ‘‘Grantee”), an employee of the Company or its Subsidiaries.

In accordance with Section 6 of The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option (the “Option”) to purchase shares of common stock, par value $0.10 per share, of the Company (the “Shares”) on the terms and conditions as set forth below. The Option granted hereby is intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1.  Grant.  The Committee hereby grants this Option to the Grantee on [          ] (the “Grant Date”) for the purchase from the Company of all or any part of an aggregate of           Shares (subject to adjustment as provided in Section 4.2 of the Plan).

2.  Option Price.  The purchase price of this Option is $      per Share (the ‘‘Option Price”) (subject to adjustment as provided in Section 4.2 of the Plan). The Option Price is equal to 100% (110% if the Grantee is a 10% Owner) of the Fair Market Value of one Share on the Grant Date, as calculated under the Plan.

3.  Term and Vesting of the Option.  The Option Term will expire on the 10th (fifth if the Grantee is a 10% Owner) anniversary of the Grant Date, and, except as otherwise provided herein, the vested portion of this Option may be exercised either upon or following the applicable vesting dates (set forth in the table below), as long as such exercise occurs before the expiration of this Option as provided in this Agreement and the Plan. The applicable vesting dates for the Option follow:

Cumulative Percentage
Vesting Date	Exercisable

1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%

Notwithstanding the foregoing provisions of this Paragraph 3, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of this Option that is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.

4.  Exercisability.  In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to this Option as are provided for in the Plan.

5.  Change in Control.  Upon a Change in Control, the Grantee will have such rights with respect to this Option as are provided for in the Plan.

6.  Exercise of Option.  On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraph 3, 4 or 5 above, the portion of the Option that has

A-5

become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 7 hereof, by his or her permitted successor) upon delivery of the following to the Company:

(a) a written notice of exercise that identifies this Agreement and states the number (not less than 500, unless fewer than 500 Shares are eligible for purchase) of whole Shares then being purchased; and

(b) any combination of cash, certified check, personal check or wire transfer payable to the Company, or, unless otherwise prohibited by law for either the Company or the Grantee, an irrevocable authorization of a third party to sell all or a portion of the Shares acquired upon the exercise of the Option and promptly remit to the Company a sufficient portion of the sale proceeds to pay the entire aggregate Option Price and any tax withholdings resulting from such exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

No Shares will be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Paragraph 6 and the Plan, the Company will either (i) credit the number of Shares in respect of which the Option was exercised to the Grantee through a book entry on the records kept by the Company’s stockholder record keeper or (ii) deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option will have been exercised. Upon exercise of the Option (or a portion thereof), the Company will have a reasonable time to issue the Common Stock (or credit such Common Stock on the records if applicable) for which the Option has been exercised, and the Grantee will not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is issued and transferred (or credited, if applicable) in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.

7.  Limitation Upon Transfer.  This Option and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer this Option, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. This Option shall be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

8.  Amendment.  No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Option, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9.  Rights as a Stockholder.  The Grantee will have the rights of a stockholder with respect to the Shares subject to this Option only upon becoming the holder of record of such Shares.

10.  Compliance with Applicable Law.  Notwithstanding anything herein to the contrary, the Company is not obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of this Option, or (b) cause a book entry related to the Shares pursuant to an exercise of this Option to be entered on the records of the Company’s stockholder record keeper unless and until the Company is advised by its counsel that such issuance and delivery (or entry on the records, as applicable) of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery (or entry on the records, as applicable) of such certificates, and in order to ensure compliance with

A-6

such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

11.  No Obligation to Exercise Option.  The granting of this Option imposes no obligation upon the Grantee to exercise this Option.

12.  Employment Rights.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as a Grantee.

13.  Withholding.  If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of this Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in Section 16 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of this Option.

14.  Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

15.  Tax Consequences.  Although the Option is intended to constitute an “incentive stock option” within the meaning of Code Section 422, the Company makes no representations or warranties with respect to the tax consequences of the grant or exercise of the Option and the disposition of the Shares obtained thereby. The Grantee should consult his or her own tax advisor for information concerning the tax consequences of the grant and exercise of the Option.

16.  No Limitation on Rights of the Company.  The grant of this Option will not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

17.  Notices.  The Grantee must notify the Company of an Disqualifying Disposition of a Share obtained through the exercise of this Option within 10 days of such disposition. A Disqualifying Disposition is any sale of a Share received from the exercise of an Incentive Stock Option and such sale occurs before the later of: (a) two years from the Incentive Stock Option Grant Date and (b) one year from the date on which the Grantee exercises such Option and receives a Share. The Grantee will be deemed to have timely notified the Company of a Disqualifying Disposition to the extent any Share is sold to pay the Option Price pursuant to Paragraph 6(b).

Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

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18.  Governing Law.  Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

19.  Receipt of Plan.  The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

20.  Condition to Return Signed Agreement.  This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the 33rd day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his or her home address (as contained in the Company’s records); (b) delivered to the Grantee at his or her e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

21.  Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made and the Awards are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

22.  Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

23.  Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

24.  Counterparts.  This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

25.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

26.  Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

The Navigators Group, Inc.

By:
Name:
Title:

Grantee

By:
Name:
Title:

A-9

THE NAVIGATORS GROUP, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Form of Award Agreement

This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”), dated [          ], is by and between The Navigators Group, Inc., a Delaware corporation (the “Company”), and [          ] (the “Grantee”).

In accordance with Section 7 of The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee a stock appreciation right (a “SAR”) on the terms and conditions as set forth below. All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the SAR and to set forth its terms, the Company and the Grantee agree as follows:

1.  Grant.  The Committee hereby grants to the Grantee on [          ] (the “Grant Date”) a SAR covering           shares (the “SAR Shares”) of the Company’s Common Stock.

2.  SAR Share Price.  The price of each SAR Share is $      (the “SAR Share Price”) (subject to adjustment as provided in Section 4.2 of the Plan). The SAR Share Price is equal to 100% of the Fair Market Value of one Share on the Grant Date, as calculated under the Plan.

3.  Term and Vesting of the SAR.  The SAR Term will expire on the 10th anniversary of the Grant Date, and, except as otherwise provided herein, the vested portion of this SAR may be exercised either upon or following the applicable vesting dates (set forth in the table below), as long as such exercise occurs before the expiration of this SAR as provided in this Agreement and the Plan. The applicable vesting dates for the SAR follow:

Cumulative Percentage
Vesting Date	Exercisable

1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%

Notwithstanding the foregoing provisions of this Paragraph 3, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of this SAR that is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.

4.  Exercisability.  In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to this SAR as are provided for in the Plan.

5.  Change in Control.  Upon a Change in Control, the Grantee will have such rights with respect to this SAR as are provided for in the Plan.

6.  Exercise of SAR.

(a) Notice.  On or after the date any portion of the SAR becomes exercisable, but prior to the expiration of the SAR in accordance with Paragraph 3, 4 or 5 above, the portion of the SAR that has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 7 hereof, by his or her permitted successor) upon delivery of written notice to the Company of exercise which identifies this Agreement and states the number (not less than 500, unless fewer than 500 SAR Shares are eligible for exercise) of whole SAR Shares then being exercised.

(b) Payment.  As of the date of exercise of the SAR, the Company shall settle the exercised portion of the SAR as provided in Section 7.5 of the Plan. The amount of the payment for each SAR Share exercised shall

A-10

equal (i) the Fair Market Value of a Share on the date of exercise, less (ii) the SAR Price for each such exercised SAR Share. The exercised SAR shall be settled in whole shares of Stock, and cash for the value of a fractional share of Stock.

(c) Additional Information.  Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

(d) Delivery of Shares.  Upon satisfaction of the conditions and requirements of this Paragraph 6 and the Plan, the Company will either (i) credit the number of Shares in respect of which the SAR was exercised to the Grantee through a book entry on the records kept by the Company’s stockholder record keeper or (ii) deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the SAR will have been exercised. Upon exercise of the SAR (or a portion thereof), the Company will have a reasonable time to issue the Common Stock (or credit such Common Stock on the records if applicable) for which the SAR has been exercised, and the Grantee will not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is issued and transferred (or credited, if applicable) in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.

7.  Limitation Upon Transfer.  This SAR and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer this SAR, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this SAR or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this SAR or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. This Grantee shall be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

8.  Amendment.  No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this SAR, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9.  Rights as a Stockholder.  The Grantee will have the rights of a stockholder with respect to the Shares subject to this SAR only upon becoming the holder of record of such Shares.

10.  Compliance with Applicable Law.  Notwithstanding anything herein to the contrary, the Company is not obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of this SAR, or (b) cause a book entry related to the Shares pursuant to an exercise of this SAR to be entered on the records of the Company’s stockholder record keeper unless and until the Company is advised by its counsel that such issuance and delivery (or entry on the records, as applicable) of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery (or entry on the records, as applicable) of such certificates, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

11.  No Obligation to Exercise SAR.  The granting of this SAR imposes no obligation upon the Grantee to exercise this SAR.

12.  Employment Rights.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement

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shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as a Grantee.

13.  Withholding.  If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of this SAR, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in Section 16 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of this SAR.

14.  Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

15.  No Limitation on Rights of the Company.  The grant of this SAR will not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

16.  Notices.  Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company- maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

17.  Governing Law.  Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

18.  Receipt of Plan.  The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this SAR subject to all the terms and provisions of this Agreement and of the Plan. The SAR is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the SAR shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

19.  Condition to Return Signed Agreement.  This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the thirty-third (33rd) day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his or her home address (as contained in the Company’s records); (b) delivered to the Grantee at his or her e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

20.  Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made and the Awards are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the

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Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

21.  Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

22.  Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23.  Counterparts.  This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25.  Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

The Navigators Group, Inc.

By:
Name:
Title:

Grantee

By:
Name:
Title:

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THE NAVIGATORS GROUP, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Form of Award Agreement

This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated [          ], is by and between The Navigators Group, Inc., a Delaware corporation (the “Company”), and [          ] (the ‘‘Grantee”).

In accordance with Section 8 of The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an award of shares of restricted common stock, par value $0.10 per share, of the Company (the “Shares”) on the terms and conditions as set forth below. All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the award of Restricted Stock and to set forth its terms, the Company and the Grantee agree as follows:

1.  Grant.  The Committee hereby grants to the Grantee on [          ] (the “Grant Date”)           Shares (subject to adjustment as provided in Section 4.2 of the Plan) of Restricted Stock.

2.  Vesting of the Shares.  Subject to the provisions of Paragraphs 3 and 4 of this Agreement, the Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) as follows:

Cumulative Percentage
Vesting Date	Unrestricted

1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%

Notwithstanding the foregoing provisions of this Paragraph 2, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of Shares that is not vested at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall be immediately cancelled and forfeited to the Company.

3.  Termination of Service.  In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to this Restricted Stock as are provided for in the Plan.

4.  Change in Control.  Upon a Change in Control, the Grantee will have such rights with respect to the Shares of Restricted Stock as are provided for in the Plan.

5.  Stock Certificates and Escrow.  The certificates for the Shares shall be held in escrow by the Company until and to the extent such Shares become Unrestricted Stock. The Shares and the related certificates, together with any assets or securities held in escrow hereunder, will either be (a) surrendered to the Company for cancellation to the extent such Shares are forfeited by the Grantee pursuant to the terms of the Plan or this Agreement or (b) released to the Grantee to the extent such Shares become Unrestricted Stock pursuant to Paragraph 2, 3 or 4 above.

6.  Limitation Upon Transfer.  The Restricted Stock and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer the Restricted Stock, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of such Restricted Stock or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Award or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death.

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7.  Tax Consequences.

(a) Code Section 83(b).  The Grantee understands that, at his or her option, he or she is entitled to make the election permitted under Code Section 83(b), to include in gross income in the taxable year that includes the Grant Date, the Fair Market Value of such Shares at the time of grant, notwithstanding that such Shares are, due to the Restrictions, subject to a substantial risk of forfeiture within the meaning of the Code.

(b) General.  The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of the Shares or the lapse of Restrictions otherwise imposed by this Agreement. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Section 16 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement.

8.  Amendment.  No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9.  Rights as a Stockholder.  The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Shares; provided, however, that no dividends shall be payable (a) with respect to the Shares on account of record dates occurring prior to the Grant Date, and (b) with respect to forfeited Shares on account of record dates occurring on or after the date of such forfeiture. The Grantee shall be entitled to vote the Shares on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Shares had then been Unrestricted Shares; provided, however, that the Grantee shall not be entitled to vote (i) the Shares on account of record dates occurring prior to the Grant Date, and (ii) with respect to forfeited Shares on account of record dates occurring on or after the date of such forfeiture.

10.  Compliance with Laws and Regulations.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which the Common Stock is traded. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantees make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

11.  Employment Rights.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

12.  Disclosure Rights.  Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

13.  Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

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14.  No Limitation on Rights of the Company.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

15.  Notices.  Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16.  Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

17.  Receipt of Plan.  The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all the terms and provisions of this Agreement and of the Plan. The Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18.  Condition to Return Signed Agreement.  This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the 33rd day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his or her home address (as contained in the Company’s records); (b) delivered to the Grantee at his or her e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

19.  Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made and the Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

20.  Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21.  Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22.  Counterparts.  This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

23.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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24.  Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

The Navigators Group, Inc.

By:
Name:
Title:

Grantee

By:
Name:
Title:

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THE NAVIGATORS GROUP, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Form of Award Agreement

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated [          ], is by and between The Navigators Group, Inc., a Delaware corporation (the “Company”), and [          ] (the ‘‘Grantee”).

In accordance with Section 9 of The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an award of Restricted Stock Units (“RSUs”) on the terms and conditions as set forth below. Each RSU covered by this Agreement represents an unfunded and unsecured promise of the Company to issue to the Grantee, on or after the date the RSUs become vested, the Fair Market Value of one Share pre such RSU. All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

To evidence the award of RSUs and to set forth its terms, the Company and the Grantee agree as follows:

1.  Grant.  The Committee hereby grants to the Grantee on [          ] (the “Grant Date”)           RSUs (subject to adjustment as provided in Section 4.2 of the Plan).

2.  Vesting of the RSUs.  The aggregate RSU award will cease to be restricted and shall become non-forfeitable and payable to the Grantee as follows:

Cumulative Unrestricted
Vesting Date	Percentage

1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%

Notwithstanding the foregoing provisions of this Paragraph 2, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of the RSUs that is not vested at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries will be immediately cancelled and forfeited to the Company.

3.  Payment upon Vesting of RSUs.  Subject to the terms of this Agreement, following the vesting of RSUs hereunder, the Company shall issue to the Grantee (or, in the event of the Grantee’s death, to his or her Beneficiary) the number of Shares of a Fair Market Value equal to the value of to the number of vested RSUs (with one RSU having a value equal to the Fair Market Value of one Share). Such issuance shall be made to the Grantee in the form of Shares as soon as administratively practicable, but in no event later than two and one-half months following the end of the calendar year in which the RSUs vest pursuant to Paragraph 2 above.

4.  Limitation Upon Transfer.  At any time prior to vesting in accordance with Paragraph 2, the RSUs, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed; provided, however, that in the event of the Grantee’s death prior to the payment of a vested RSU, the Company will provide payment to the Beneficiary of the Grantee.

5.  Plan Amendment.  No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

6.  Rights as a Stockholder.  The Grantee will have the rights of a stockholder with respect to the Shares subject to this RSU only upon becoming the holder of record of such Shares.

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7.  Compliance with Applicable Law.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which the Common Stock is traded. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantees make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

8.  Employment Rights.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

9.  Tax Consequences.  The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of the RSUs, the lapse of restrictions, and delivery of Shares. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the RSUs, the lapse of restrictions, and delivery of Shares. Notwithstanding any other provision of this Agreement, the Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Section 16 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the RSUs, the lapse of restrictions, and delivery of Shares.

10.  Condition to Return Signed Agreement.  This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the 33rd day following the earliest of the date this Agreement is (a) placed in the mail addressed to the Grantee at his or her home address (as contained in the Company’s records); (b) delivered to the Grantee at his or her e-mail address as contained in the Company’s e-mail directory; or (c) hand delivered to the Grantee.

11.  Successors and Assigns.  Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

12.  No Limitation on Rights of the Company.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.  Notices.  Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

14.  Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

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15.  Receipt of Plan.  The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all the terms and provisions of this Agreement and of the Plan. The RSUs are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the RSUs shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

16.  Construction.  Notwithstanding any other provision of this Agreement, this Agreement is made and the Awards are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Grantee and all other persons.

17.  Entire Agreement.  This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

18.  Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

19.  Counterparts.  This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

20.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21.  Severability.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

The Navigators Group, Inc.

By:
Name:
Title:

Grantee

By:
Name:
Title:

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